Exhibit 99.3
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Project High Jump	Monday, 08 November 2021

Al Foreman          Hello everyone. My name is Al Foreman. I am the CEO of Tuatara Capital Acquisition Corp. I am also a co-founder and the Chief Investment officer of Tuatara Capital, the sponsor of TCAC. I'm going to set the agenda for today's presentation.

So, speaking today will be myself Sergey Sherman, who is the TCAC CFO, Jeff Harris, who is the CEO and founder of Springbig and Paul Sykes, who is the Chief Financial Officer of Springbig. In this presentation, we will provide you with an overview of Tuatara Capital Acquisition Corp will then take you through the investment highlights and the thesis of the proposed transaction. Jeff and Paul will then provide a detailed company overview and then Sergey will come back and provide a transaction overview for the proposed acquisition of Springbig. So, a little about our sponsor. So, Tuatara Capital is a sector focused cannabis investment firm that we founded in 2014, we've been actively navigating legal cannabis space.

We currently manage close to 400 million in committed capital across two flagship funds. We are focused on making growth stage investments in cannabis companies that benefit from the emergence of legal cannabis globally. Over the last seven years, we have developed a foundation of deep industry experience in our practice. We've evaluated 4,000 plus companies with developed relationships up and down the supply chain. We currently oversee 19 platform investments across our two flagship funds and our co-investment platform Tuatara strategy, Tuatara an active investor. We partner with portfolio companies. Uh, we provide capital and advice in support of their growth initiatives Tuatara Capital Acquisition Corp. We have an executive team that's comprised of senior members from tuatara capital, myself who comes out of the investment banking, private equity and financial technology arena. My partner Mark Bittman is that less 30 plus years of structured products, fixed income and capital markets experience TCAC’s CFOs, or chairman who brings a wealth of investment banking, private equity and operation experience form the core executive team at TCAC beyond Tuatara involvement, we have assembled a highly aligned and impactful independent board of directors.

This board draws from a breadth of experience and expertise and are able to bring to bear various components that we think will be instrumental to the success of T CAC and this proposed transaction. So through Rich Taney, who is an independent director and our chairman, we have direct cannabis expertise. Rich has 30 plus years of experience overseeing public and private companies. And he is the former CEO of purely one of the largest us multi-state cannabis companies. Jeff Borenstein is an independent director and through Jeff, we receive fortune 100 executive leadership experience. Jack is the former vice chairman and chief financial officer from General Electric with 30 plus years of experience in corporate leadership roles and investment management roles. Our last independent directors, Michael Finkelman, and through Michael, we gained deep capital markets and global banking relationships. Michael is currently a managing director and the head of investment banking in the Americas for Societe Generale. He has 30 plus years of equity and debt capital markets experience. This is the group that participated in the vetting of the pipeline and supported the process of evaluating universe of opportunities that led us to reach agreement with spring big, to sign an exclusive LOI. And with that, I will pass it to Sergey to provide the highlights, but Tuatara CSUs for the proposed acquisition of screen. Big

Sergey Sherman          Thanks Al. So why do we like spring big? Our investment thesis was really built upon five main pillars. One was we really wanted to identify a unique business that is a category leader within its segment. And certainly, marketing loyalty is a key critical category that actually is needed in a number of industries and plays very well outside of cannabis mean big today is the largest platform of a kind in this space. It has over 40 million consumers on its platform and it services over a thousand customers and those customers translate into over 2,300 actual locations. And that's about approximately 25% of all retail locations. Today. We really love the vertical SAS business model. As we viewed that it resonates with consumers. It is predictable revenue stream. The company has best-in-class retention metrics and based on the customer feedback that we've conducted with a number of multi-state operators and single state operators, it is clear that Springbank is the best dollar for dollar marketing spend that these consumers have as it drives a very high ROI.

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Project High Jump	Monday, 08 November 2021

The company has multiple channels of continued organic growth. It services most of the largest multi-state operators and the number of single state operators, customer base, able to continue to grow with those accounts. As those customers continue to grow their businesses and expand into new geographies and adds additional retail. In addition, it is constantly adding new customers to its platform across the main geographies in the us and expanding its Canadian operations brands is another focus for the company. As you learn more of from Jeff there's over 5,000 brands in cannabis today and being able to have a synergistic way to capture marketing dollars a year from brands is something that Springbig has worked on over the past year and a half. And as recently earlier this year rolled out this brand offering, which combines grants and retailers in a way to grow ad spent. Another area would be at some point to be able to capture a portion of the GMB spend, which is flowing through spring big system.  Currently it's approximately 7 billion and is growing. We really view a way that they could capture some of these dollars would be through a rewards wallet that their current customers utilize to manage their rewards program. It's very similar to the way reward points or managed across a number of other sectors, whether it's retail like slipped, our books, rewards wallet, or whether it's airlines like a Delta rewards wallet. It's a very similar business model. It has proven to work. And it's a business model that really works for customer retention and addition to growing organically. We really view spring beg as a platform to consolidate this highly fragmented cannabis tech ecosystem. This is a very highly fragmented space. There are many, many companies in the sector. Most of these companies are subscale and very nichey and it, the segment really lends itself to consolidation whether it's expanding into additional data intelligence and AI, whether it's ad tech, whether it's adding additional SAS services to its current SAS offering, or eventually when it's permissible from a regulatory standpoint, expanding into Syntech, we really view a consolidation strategy as the core thesis behind this investment.

Sergey Sherman          I would also comment that Springbank historically has been very prudent from a capital management standpoint, as you will see further in the presentation, and we'll take a look at some of its numbers. Most of the dollars that we anticipated raising as part of this transaction would be towards growth and MNA as opposed to funding operating expenses and funding losses that unfortunately many cannabis companies have today is an industry that is capital constraint, unlike other high growth sectors like tech or biotech that has venture private equity and other global pools of capital being capital efficient is a real competitive advantage in cannabis. And the final point, which is certainly to be underscored is exceptional management team. None of this is obviously possible without Jeff Harris and Paul Sykes. You know, Jeff is the founder of the business through the CEO. He has decades of experience in the sector.

Sergey Sherman          We were hugely impressed with him when we first met him many, many months ago, Paul is a long tenured finance executive with a lot of experience in SAS businesses. So we really view Jeff Paul and the rest of the senior management team to really lead this business into its next phase. In terms of summary KPIs that we wanted to lay out key metrics on this slide. There's a lot more detail towards the end of the presentation, where we benchmark the company against a number of other companies, but in summary, we really view sprint biggest having exceptional growth, even when you compare it to high growth software businesses outside of cannabis, or frankly, even inside of cannabis, we believe that we're buying this company at material discount to its peer set. When we take a look across the software universe, it's a high margin business, gross margins are very much in line with other software businesses. EBITDA margin is the business will scale. We anticipate EBITDA margin to eventually settling out, you know, in the low thirties. And then certainly when we take a look at quote rates valuation, just on growth rates, you know, concede I headed the metrics or really exceptional. And with that, let me turn it over to Jeff founder and CEO to walk you through.

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Project High Jump	Monday, 08 November 2021

Jeff Harris          Thanks Sergey, thank you all for the opportunity to show you what spring thing's all about. Just to take you back in time a little bit. I launched a loyalty marketing business. That's still active and doing well based out of Chicago, Illinois, that designs and manages data-driven marketing and loyalty programs for large financial services companies, retailers, insurance companies, outside of the cannabis space. And a few years ago, I handed off direct management to another group of managers to manage so I could step away and focus on some other things. And as part of that, I decided to launch spring big in 2014. And when I launched Springbank at 2014, I was not even taking cannabis. We were actually thinking of developing a digital punch card system. Like one of those tablet based systems that you might see in a yogurt shop or a pizza shop where you type in your phone number, you get a punch and then they have the ability to market to you because we thought that there was a great opportunity to digitize that whole loyalty system, uh, for small businesses.  And we launched it in 2014, we built the technology. We started selling it and then fast forward to 2016, we had about 500 customers on the platform, but I realized just based on the average monthly subscription price that we could sell and market to these customers, we would need tens of thousands of these guys on the platform to really make this an exciting business. So we were deciding what to do. And through that process, we saw that we had two cannabis retailers from California on the platform that we're spending, not a hundreds of $200 a month, but they were spending a thousand dollars a month because they were leveraging our platform to market, to their customers much more frequently than the pizza shop or the yogurt shop. So we did a little bit more investigation into the cannabis industry. We said, wow, you know, it's really, really early.  Uh, but we think there's a great opportunity here. Uh, we did some more due diligence. We talked to some people in the industry, and we made the decision before we left for Christmas break in 2016, that when we came back after new year's that we were going to be all in on the cannabis industry and simply just focused on this one industry to provide them with the services that they need and that they were looking for. So we came back from new year's break in 2000 and early 2017. And basically, that's when spring big 2.0 was born, where we had two customers that were doing a thousand dollars a month each to figure we had $24,000 of ARR. And fast forward to today, we have over a thousand clients on the platform. At the time of the writing of this debt, we had 2300 locations. At this point, our clients are sending out nearly 2 billion messages on an annual basis. Our clients are generating over 7 billion of GMV that runs through our platform. Our net retention has been very, very strong and we expect to exit the year at over 30 million of ARR with a strong growth of about 60%. And what's really cool is we actually were ranked 69 on the Inc 5,000 this year, which comes after we were ranked 9 99 the year before. So we've had two great years of rankings on the Inc 5,000, which is great recognition for the team. So when you think about the problems and the issues that we're trying to help our clients with at the end of the day, what's really important. You know, regardless of it being cannabis or being in another industry, retail is a tough business and it's really important for the retailer to be able to properly engage with their customers, to drive foot traffic, more, spend higher average tickets, et cetera.  And because the options in cannabis were so limited, um, we felt that there was a really great opportunity for us to build a platform that would not only help them design and manage their loyalty program, but help them really stay engaged and drive the behavior that they're looking for from their customer, which then allowed us to create the platform that we're servicing and marketing to our customers today that obviously includes loyalty and includes a lot of analytics and insight that we give them the ability to better understand their customers. We have a module for customer acquisition. We have a module for feedback and reputation management. A lot of our smaller customers actually use our platform as their CRM. We link in to ordering and payments. So we make it easy for the customer through the loyalty wallet that the retailer is publishing to them to be able to shop online and pay for product.  And then obviously we provide a lot of marketing automation because we're pulling in a lot of data. So we give the retailer the ability to create trigger-based communications that really help them maintain a cadence of communication based on the data that they're receiving and the behavior of the customer. Now, stepping back, if you think about the cannabis industry in general, it's a fast-growing industry. We're still at the very early stages, and it's really great to be in an industry that's growing so fast because we have the opportunity with our strong brand to pick up and continue to move forward with a lot of new opportunities, both in states that we're already working with and in new states as well. If you look at the map of the U S as it relates to cannabis and legalization of cannabis, you basically are seeing three colors here.  So the white are states that are really not legalized cannabis yet at all. Uh, the green are those states that have legalized it for medicinal purposes. And the blue are states that have legalized it for adult use or recreational purposes. As you could tell, there's still a tremendous amount of opportunity for those states that haven't even legalized it yet. They will at some point in time for those states that have legalized from a medicinal perspective, because there you have the ability to not only service those customers, those retailers today, but when those states flipped to adult use, it increases the opportunity and a tan in those states. And then within the blue states, you have some that are mature markets like California and Washington, but you have some that are very immature. They haven't even started their adult use programs yet, but they're still blue because it was legalized like New York and New Jersey where there's tremendous opportunity for growth, both in mature adult use states, as well as emerging adult use states.  If you think about our strategy, this is probably the slide that speaks to it the best. Yeah. You know, when we think about what screen big is trying to do, we are trying to create a network effect that basically starts with the retailer. Will we go out and get retailers to sign up for our platform? When a retailer joins our platform, they bring with them their consumers, right? Because they're going to be designing and managing a loyalty program and communicating with them. And as we build more and more retailers onto the platform, which brings more and more consumers to the platform we have now created a platform for brands where brands actually are paying for the opportunity to connect through the retailer, to their consumers and more retailers and consumers that we have on the platform. The more excited brands are to sign up for our brands marketing platform, because they have the ability to target and connect with a larger and larger database of consumers as more and more brands join our platform to communicate with consumers.  It excites retailers because part of the brand marketing platform is the ability for brands to send message content to the consumer through the retailer. And when the retailer allows that to happen, that message is paid for by the brand. And the retailer gets that message for free. So as retailers learn about our brand platform and they say, oh, wow, I could get X of my marketing budget paid for by the brands. It gets retailers more excited because they could stretch and extend their budget. So now more retailers come onto the platform with more consumers and that cycle continues. And we are actually seeing this play out in real time, in real life where retailers help us get more brands, brands help us get more retailers. And we believe the positivity and the overall strategy of this network effect is going to continue to help us drive both sides of this business in a meaningful way.  A big part of our strategy is making sure that our clients, so the retailers and brands have the technology ecosystem in place that allows them to optimize how they leverage our platform. And whether it be for companies like HubSpot or companies like snowflake, some of the e-commerce companies or so many of the POS partners, we give them the ability to connect in with those partners. So, we could actually be sharing data and pulling in the right data points, pushing out the right data points that help us really become the platform of choice for most of the retailers and brands that are leveraging tools like this, which has driven our success in terms of how many consumers we have 41 million plus consumers on the platform. How many of those were marketable, which is over 27, the number of point of sale. So we integrate with, and the number of transactions that flow through our system on an annual basis.  We're really proud of our management team and our board. We really decided to put together a team that not only has the right level of experience, but the ability to really help us drive the business forward. So myself, you'll hear from polo later in the presentation and the then who came to us recently, who is a very experienced technology executive. That's really helping us drive those initiatives forward. Our board is very strong. We have board members that have cannabis experience, technology experience, investment experience, and we've really put together a nice board that really helps with strategy and to help us drive the business forward.  So in terms of our retailer platform, obviously it's key that we give our retailers the tools that they need to create and manage their loyalty program, but also to gain insights from the program and from the activities that they're involved in. So they could leverage those insights to drive the business forward for them. And what's key. And what's crucial is that we make it a very intuitive UI. That's easy to use, but obviously it's very full featured. From a consumer standpoint, we are giving the retailer a number of tools from program enrolment to getting customers, to enroll in their program, to communicating with them, to serving them, to being able to understand how they're behaving and leveraging them by providing them a rewards wallet that they could then bring the loyalty program from the store outside the store. And all of these tools are available and obviously they're customizable.  So it really where of the strategy that we want the retailer’s brand to be front and center spring big is nowhere to be found. Everything is white label from the retailer perspective. So therefore, they can really leverage their brand when they're launching programs and managing programs. So spring, just one case study for one of our clients in Illinois, where basically what we're seeing is loyalty. When designed correctly works, they're seeing a lot more average span and more visit frequency from these customers. And they're also seeing a higher average ticket. So, the bottom line is when we help our customers, not only leverage the technology, but also help them design the right kind of program. It has a big benefit and a big impact on their business. So, in terms of brands, we started talking about brands before next, we'll go through the detail. When we're talking about how brands leverage our brands, marketing platform.  As I said, brands have a unique challenge of how did they get their message to the consumer in cannabis. For the most part, they're not selling directly to the consumer. So hence they're selling to the retailer, who's then selling it to the consumer. But brands obviously want to influence the consumer when they go into the shop, why to ask for their product versus somebody else's product. And in addition, because social media and some of the other tools that are available to brands outside of cannabis are more limited in cannabis. We felt there was a great opportunity to provide this connection where brands can serve up content to start conversations with consumers, from the retailers that are already selling their product. They would serve up that content to that retailer, retailer then uses that content and sends out those messages to the consumer. So brands now have the ability to have direct exposure to the consumer while driving the customer into that retailer to make the purchase. So the retailers happy because customers coming into their store to make the purchase and the brand is happy because they're getting to influence when that customer walks into the retailer, what are they going to ask for? What are they going to buy? And then of course, when after that campaign is done, we provide them with detailed attribution data so they can see how every campaign performs. So they know, okay, I spent X on this campaign to connect with 10,000 consumers or 20,000 consumers. What did that campaign actually drive for me in terms of visits units purchased dollar spent on my brand and all at all is working excellently for brands where they're really being able to make an impact with the consumer. If you think about in 2020, we launched this at the end of 2020. So we took 2020 data. We actually had 68 brands who ran 828 retailer campaigns.  And the average ROI was 90%. And we were also able to track for brands, how many new consumers we brought to their brand and what the lifetime value of this. And this is just with a small group of brands with a small group of campaigns. So just think about it. If you start expanding this to many more brands in many more campaigns, the impact that this could have for brands and the impact that could have for the industry as a whole, another case study from a brand's perspective where we're able to track the activity, both in units purchased and dollar spent on that brand before a campaign versus during a campaign. In this example, we saw a huge return on investment. We saw a nice number of new customers coming in to buy the brand, which continues to verify for us that this platform works and it's really helping the brand accomplish the objectives that they're after. So now, if we think about, you know, this is where spring big gets today, we're spring big going tomorrow, and how are we going to continue our growth path? So we basically have two different strategies to continue our growth paths. So one is the organic strategy where we have a number of different ways that we're focusing on to continue to drive growth. And that's where we were seeing our growth. And we expect to continue to see it first, you know, because of our great brands and our great, uh, platform. We have the ability to continue to further penetrate existing markets and get more retailers and brands in our existing markets. The sign up with Springbrook. We also feel that there's opportunity to expand within existing retailers and brands. So for example, a retailer may not give us all their locations upfront. So we always have the ability to expand within a retailer, as well as selling the retailer, other products and services that we're adding and offering to them.  There's always new customers and emerging markets where we feel that there's an opportunity to start early in markets that are just getting their cannabis programs up and running to be first to market and drive new retailers. And then over time, they obviously will add to their database, grow their database and drive additional revenue for us and for them. Then when states flipped from additional to recreational, we know there's a huge opportunity because not only just the population that are coming into cannabis stores grow exponentially and the bigger the databases, the more revenue we're going to generate with these clients of ours, but also many more licenses are issued because the state see the benefit of allowing more stores to open in their state because it drives more tax revenue for them. So there's opportunity to not only grow within an existing client, but also to add clients as more licenses come up.  And then obviously as new features and functionality that we offer come out to market, we have the ability to upsell and cross sell those features and functionality. In addition, we obviously have a non-organic strategy as well, where we're thinking about how do we become a consolidator in this industry and where are the areas of opportunity to consolidate? So if you think about, you know, what customers were, clients are telling us in terms of areas of opportunity, they feel number one, that we could help them or there's help for them to be had in terms of leveraging actionable data to better provide recommendations to them and make the ability for them to be smarter about how they talk to their customers come to life. There's obviously the ability to help them drive new customers into the store. Syntech is very, very early in the cannabis industry and the ability to help augment our solution with some FinTech opportunities could be a huge opportunity.

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Project High Jump	Monday, 08 November 2021

There's also the ability to provide online marketplaces or think about e-commerce where we could go ahead and then provide the ability to expand the services that we're offering our clients. And then we're even thinking about, do we want to get into the dispensary operation side of the equation and helping our clients in this area? So there's a lot of different things to think about. And when we're thinking about it, we're really focusing on segment consolidation. We're focusing on how do we provide intelligence and data to the retailer to help them be smarter about their customers. We're definitely looking at customer acquisition and advertising opportunities to expand the services that we're offering to retailers from that regard. Uh, we're looking at FinTech when it becomes legal and have the ability to do it. And then we're also looking into the right dispensary operation opportunities to continue to add product and services to our offering and make the customer even more stickier than they are today.

So the rationale is pretty straightforward. We want to be able to have more things to sell our customers. We want to be able to leverage some of the non-organic growth to expand into customers that we don't have as well as the geographic areas that we may or may not be as focused on today. Uh, obviously it increased the scale and it increases our ability to drive more revenue while being smart and efficient from a cost perspective. And then obviously realizing, as I said, the additional revenue and cost synergies that go along with some of these non-organic acquisitions, all in all we believe with our organic strategy and our non organic strategy, we have the ability to really accelerate growth and drive revenue growth in a meaningful way over the next couple of years. Thanks a lot for the opportunity to chat with you and I'll turn it over to Paul. Now, we'll give you some detail on the financial overview of the business.

Paul Sykes          Thank you Jeff. After many years growing SAS and data businesses in a public company environment, I joined spring big in the early part of this year. What did I find a spring bakes? Three big is an exciting high growth vertical software business with a business model that should generate both high margins and sustainable profits in the near and longer term. We have a large inactive user base servicing more than a thousand clients across 2300 locations generating in excess of $7 billion of GMV per our clients. And we've more than 40 million consumers access in the platform. We also have an exceptionally strong financial profile, almost 60% growth. You know, annualized recurring revenue is projected for this year. We have high gross margins, which are projected to stabilize at around 78% and our client retention and growth of those clients is particularly strong as reflected in our net dollar retention in excess of 120% during things ALR has grown through 11 consecutive quarters of strong growth from 2 million at the start of 2019 to in excess of 25 million.  Now we grew AOA by 81% last year, and we are anticipating around 60% growth in 2021 and sustaining growth rates in excess of 50% driven by the key growth drivers, including new customer acquisition expansion of existing clients, new features and functionality. And of course grew penetration of new regions and markets. So let's now go a little deeper into our attractive financial profile. And I would know that all of the trends shown on this chart are purely organic growth trends. Historically, we have operated close to cashflow breakeven, and while continuing to invest to fuel our growth, given the significant operating leverage in our business model, we are projecting to be cashflow positive in the latter part of next year. And for the full year in 2023, given the recurring nature of our revenue, we have good visibility into in a year. We typically have greater than 70% of our projected revenue already covered by our opening AOA how revenue is projected to grow at a compound rate of 77% from 2019 through to 2020 for the year that we have projected based only on organic growth to exceed a hundred million dollars in revenue.  The majority of our revenue is derived from retailers and this retail revenue segment is projected to continue growing at approximately 50 to 60% while the emergence of the brands revenue enhances our growth. In the next couple of years, we have strong, gross margins, as you would expect in a high quality SAS business. We're currently delivering margins in the mid seventies and a projected sustainable margins in the high 72 low 80% range. Spring bay has prudently managed its growth operating around breakeven. And we have not capitalized ongoing development of our technology platforms since enhancements, we see as incremental and occurring on a very regular basis. So therefore the EBIT doctor and that you see on this slide very closely resembles our cash, how a high revenue growth and strong gross margins allow us the opportunity to continue to invest significantly while also starting to generate positive EBITDA in a lot of parts of 2022 and throughout 2023 and onward how investment is primarily in people as we grow from approximately 160 employees today to in excess of 300 employees, by the end of 2024, and employee related costs equate to approximately 70 to 75% of our total operating costs, despite this continuing investment to drive and grow the business, we have positive EBITDAR emerging in the near term and see nicely expanding margins through 2023 and 2024 and beyond to reach levels of about 30% a level that is typically associated with a high quality service-based business. We also have excellent retention metrics during base has established a track record of successfully expanding a client as illustrated by the four examples on this slide during the past 12 months, in all cases we have successfully secured significant increases in the recurring revenue. As clients have recognized the value of the platform and the high level of customer service. Our net dollar retention rate in 2020 was 128%. Finally, before I hand back to Serge to provide some additional detail about the proposed transaction, let me conclude with a summary of our projections over the next three years, we have a clear path to revenues XSEDE in $100 million with the expectation of continuing to see strong growth beyond 2024, we are projecting strong and sustainable gross profit and EBITDA margins with a lot of reach in the high twenties and potentially 30%. And in addition, while not incorporated into these organic projections, we see material MNA opportunities to further add scale of value to spring break in the future. And so with that, I'll hand back to Sergey.

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Project High Jump	Monday, 08 November 2021

Sergey Sherman          Thanks, Paul, in terms of the transaction overview, QICAG has agreed to merge the sprint VIG and the enterprise value of 300 million. If we assume that redemptions of 200 million in trust, we anticipate implied equity value of that approximately 500 million. In addition, bring big will have an ability to earn additional shares through an out based on share price targets between $12 and $18 per share over time. 100% of existing shareholders and management will roll older equity into the new transaction it will also be supported through a $13 million pipe that has been put in place by springbigs existing shareholders and Tuatara. And Tuatara the transaction does not have a minimum cash condition, uh, which we believe provides additional deal certainty to investors. And then finally, Tuatara, the sponsor has agreed to defer 20% of its promote interner earn-out until the stock price succeed $4 a share in terms of performer ownership, which is bottom, right, as you can see, the anticipation is for the public shareholders to own get significant percentage of this company going forward.  It comes of the detailed operational benchmarking against its peers. As we've touched on earlier, we wanted to lay out a broad universe of comps. We didn't want to cherry pick particular comps, but as you can see, Springbank is a high growth business, certainly above any other comps that we have seen. We believe the entry multiple from a valuation standpoint remains to be attractive. Certainly we view this company as a software SAS business, and the majority of its revenue today comes from the software and SAS. It is really not a marketplace business like other businesses. And then we'll be taking a look at its margins from a gross margin perspective. It's very much in line with its peer set. And then from a EBITDA margin perspective, as you've seen previously, the company is very capital efficient as it begins to scale and we expect margin in 2023 to be about 15%, and then eventually it'll settle out in the low 30% range.  So in summary, we're very excited about the spring big transaction, and we think it makes a terrific back candidate. It is a category leader today in customer loyalty and less than marketing automation. It is a vertical SAS business that has a highly attractive business model and very sticky customer base. We think the valuation multiple is attractive, certainly relative to its peer set. It has number of channels of organic growth, primarily with its existing customers. As the cannabis industry is continuing to expand and also to continue to add the new customers in the us Canada, and frankly, eventually beyond it is a terrific platform to consolidate a highly fragmented space. And we anticipate a lot of the proceeds from the trust will be used towards that consolidation. And finally, it's terrific management team that in the one that we have high competence to be able to take this company to this next phase of its growth. Thank you for listening and thank you for your participation.